EXCERPT OF MARCH 16, 2000 HUMAN RESOURCES COMMITTEE MEETING MINUTES AMENDING
                          1998 LEVERAGED INCENTIVE PLAN

After discussion, upon motion duly made and seconded, the Committee approved the amendment of the 1998 LIP, effective as of April 1, 2000 after the spin-off of Energizer, to calculate the Base Award, for the entire term of the LIP, based on 100% controllable earnings and the Peer Group Award, for the entire term of the LIP, based on a comparison of total shareholder return for the Company and total shareholder return calculated for the S&P Food Index.